SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  September 27, 2006

MID-WISCONSIN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-18542

06-1169935

(State or Other

(Commission File

(IRS Employer

Jurisdiction of

Number)

Identification

Incorporation)

Number)

132 WEST STATE STREET

MEDFORD, WI 54451

(Address of principal executive offices, including Zip Code)

(715) 748-8300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry Into a Material Definitive Agreement

Mid-Wisconsin Financial Services, Inc. (the “Company”) announced on October 3, 2006, that it has appointed Paul H. Ewig as Vice President and Chief Financial Officer.

The material terms and conditions of Mr. Ewig’s employment are summarized in Item 5.02 below and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2006, Mr. Ewig was elected Vice President and Chief Financial Officer of the Company.  Mr. Ewig, age 55, has been engaged in financial services consulting since September 2003.  He was previously employed by Marshall & Ilsley Trust Company as its Chief Financial Officer from 1997 to 2003, and also served as its Executive Vice President and Chief Operating Officer from August 2002 to August 2003.

Mr. Ewig will receive a signing bonus of $10,000 and an annual base salary of $120,000.  He will be eligible to participate in the Company’s Executive Management Bonus Program which will provide for a maximum potential incentive payment of 25% of his base salary.  The criteria for the program are established annually by the board of directors, with 80% of the payment under the plan subject to the achievement by the Company of financial performance targets and 20% based on achievement of personal objectives established by the Company’s CEO.  Mr. Ewig has also been granted options under the Company’s 1999 Stock Option Plan to purchase 3,500 shares at an exercise price of $38.25.  The options granted under the plan vest at the rate of 25% per year beginning on the first anniversary of his employment and contain a one-time reload feature and ten-year term.  Mr. Ewig is also entitled to reimbursement of up to $5,000 to cover relocation expenses and will participate in the Company’s standard welfare and retirement benefit programs on the same basis as all other employees.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-WISCONSIN FINANCIAL SERVICES, INC.

Date:  October 3, 2006

By:  JAMES F. WARSAW

James F. Warsaw

President and CEO

EXHIBIT INDEX

to

FORM 8-K

of

MID-WISCONSIN FINANCIAL SERVICES, INC.

Dated September 27, 2006

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1

Press release dated October 3, 2006